UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): December 16, 2005
     The South Financial Group, Inc.
(Exact name of registrant as specified in its charter)

South Carolina	0-15083	57-0824914

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

102 South Main Street, Greenville, South Carolina	29601

(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: (864) 255-7900
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Securities Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement
     Director Compensation
     On December 14, 2005, upon the recommendation of its Compensation Committee, the Board of Directors (the “Board”) of The South Financial Group, Inc. (“TSFG” or the “Company”) approved changes to TSFG’s nonemployee director compensation arrangements. These changes will be effective as of January 1, 2006. The changes in nonemployee director compensation is set forth in detail on Exhibit 10.1 to this Form 8-K and incorporated by reference. A summary of the nonemployee director compensation arrangements described above is attached as Exhibit 10.1 to this Form 8-K and incorporated herein by reference.
     SERP Amendments
     On December 14, 2005, the Board of TSFG authorized amendments to the Supplemental Executive Retirement Agreements between TSFG and each of the following executives: James W. Terry, Jr., Michael W. Sperry, William S. Hummers III and Mack I. Whittle, Jr. The substance of these amendments is to allow any of the named executives to elect to receive their Early Retirement Benefits in a lump sum or in installments over five, ten or fifteen years. Under their current agreements (as unamended), only the lump sum alternative is available.
Item 4.01. Change in Registrant’s Certifying Accountant
     (a) On December 14, 2005 the Board of TSFG (acting upon the recommendation of the Board’s Audit Committee) approved the dismissal of KPMG LLP as the Company’s independent registered public accounting firm, effective upon the completion of the audit of the Company’s financial statements as of and for the year ending December 31, 2005, and issuance of their report thereon and notified KPMG LLP of their decision on December 16, 2005.
     The audit reports of KPMG LLP on the consolidated financial statements of the Company for the years ended December 31, 2004 and 2003 did not contain an adverse opinion or disclaimer of opinion, nor were the reports qualified or modified as to uncertainty, audit scope or accounting principles, except that the report on the consolidated financial statements of the Company for the years ended December 31, 2004 and 2003 contained a separate paragraph stating that the “consolidated financial statements have been restated.”
     The audit reports of KPMG LLP on management’s assessment of the effectiveness of internal control over financial reporting and the effectiveness of internal control over financial reporting as of December 31, 2004 and 2003 did not contain an adverse opinion or disclaimer of opinion, and were not qualified or modified as to uncertainty, audit scope or accounting principles, except that KPMG LLP’s report (1) includes a separate paragraph which states that “as stated in the fifth paragraph of Management’s Report on Internal Control over Financial Reporting (Restated), management’s assessment of the effectiveness of TSFG’s internal control over financial reporting has been revised”, and (2) indicates that the Company did not maintain effective internal control over financial reporting as of December 31, 2004 because of the effect of a material weakness on the achievement of the objectives of the control criteria and contains an explanatory paragraph that states the following: “As of December 31, 2004, TSFG had ineffective policies and procedures to account for certain derivative financial instruments under Statement of Financial Accounting Standard No. 133, Accounting for Derivative Instruments and Hedging Activities (SFAS 133). Specifically, TSFG’s policies and procedures did not provide for sufficient testing and verification of the criteria for the “short-cut” method to ensure proper application of the provisions of SFAS 133 at inception for certain derivative financial instruments and did not provide for periodic timely review of the proper accounting for certain derivative financial instruments for periods subsequent to inception. In addition, TSFG did not have personnel possessing sufficient technical expertise related to the application of the provisions of SFAS 133, or with sufficient understanding of derivative instruments.”
     In connection with the audits of the two fiscal years ended December 31, 2004 and 2003 and through December 16, 2005, there were no disagreements with KPMG LLP on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of KPMG LLP, would have caused it to make reference thereto in its reports on the financial statements for such years.
     In connection with the audits of the two fiscal years ended December 31, 2004 and 2003 and through December 16, 2005, there were no reportable events, as defined in Item 304 (a)(1)(v) of Regulation S-K, except that KPMG LLP discussed with the Company the material weakness described above.
     A letter from KPMG LLP addressed to the Securities and Exchange Commission (“SEC”) stating whether or not KPMG LLP agrees with the statements set forth above is attached as an exhibit to this Current Report Form 8-K.
     (b) On December 14, 2005 the Audit Committee of the Company appointed PricewaterhouseCoopers LLP as the Company’s new independent registered public accounting firm for the year 2006. During the years ended December 31, 2004 and 2003 and through December 14, 2005, the Company did not consult with PricewaterhouseCoopers LLP regarding either (i) the application of accounting principles to any specific completed or contemplated transaction, (ii) the type of audit opinion that might be rendered on the Company’s financial statements or (iii) any matters or reportable events as set forth in Item 304(a)(1)(iv) and (v) of Regulation S-K.
Item 8.01. Other Events
     At its Board meeting on December 14, 2005, the Board accorded William R. Timmons, Jr. the title of “Chairman Emeritus” and appointed Mack I. Whittle, Jr. as Chairman of the Board. The Board also appointed William S. Hummers III as Deputy Chairman, and affirmed John C. B. Smith, Jr. as Lead Independent Director. Each of these items will become effective immediately.
Item 9.01. Financial Statements and Exhibits

Exhibit 10.1	Schedule of Nonemployee Director Compensation
Exhibit 10.2	Form of Amendment to Supplemental Executive Retirement Agreement of certain executive officers
Exhibit 16.1	Letter from KPMG LLP to the Securities and Exchange Commission dated December 20, 2005

Signatures
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

The South Financial Group, Inc.
December 20, 2005	By:	/s/ Timothy K. Schools.
Timothy K. Schools
Executive Vice President and Chief Financial Officer

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